BOOK 4712 PAGE 118

Exhibit T3A.82

Secretary of State Corporations Section James K. Polk Building, Suite 1800 Nashville, Tennessee 37243-0306	DATE: 07/03/96 REQUEST NUMBER: 3190-0564 TELEPHONE CONTACT: (615) 741-0537 FILE DATE/TIME: 07/03/96 0953 EFFECTIVE DATE/TIME: 07/03/96 0953 CONTROL NUMBER: 0314526

FILE TO: SHUMACKER & THOMPSON ONE PARK PLACE 6148 LEE HWY. CHATTANOOGA, TN 37421

RE:

CBL/GP VI, INC.

CHARTER-FOR PROFIT

CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR: CHARTER-FOR PROFIT		ON DATE: 07/03/96

FROM: SHUMACKER & THOMPSON (LEE HIGHWAY) ONE PARK PLACE 6148 LEE HIGHWAY CHATTANOOGA, TN 37421-0000		FEES
	RECEIVED:	$50.00	$50.00
	TOTAL PAYMENT RECEIVED:		$100.00
	RECEIPT NUMBER:		00001982144
	ACCOUNT NUMBER:		00002907

SS-4458	/s/ RILEY C. DARNELL RILEY C. DARNELL SECRETARY OF STATE

BOOK 4712 PAGE 119

CHARTER OF CBL/GP VI, INC.

The undersigned, acting as the incorporator of the corporation under the Tennessee Business Corporation Act, hereby adopts the following Charter for the corporation:

1.	Name. The name of the corporation is:

CBL/GP VI, Inc.

2.

Shares. The corporation is authorized to issue Two Thousand (2,000) Common shares, which shares shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

3.	Address of Initial Registered Office and Name of Initial Registered Agent. The street address of the corporation’s initial registered office in the State of Tennessee is:

Suite 500, First Tennessee Building

701 Market Street

Chattanooga, Tennessee 37402-4800

The corporation’s initial registered office is located in Hamilton County, Tennessee.

The name of the corporation’s initial registered agent at that office is:

Jeffery V. Curry

4.	Incorporator. The name and street address of the incorporator are:

Jeffery V. Curry

Suite 500, First Tennessee Building

701 Market Street

Chattanooga, Tennessee 37402-4800

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5.	Address of Principal Office. The street address of the principal office of the corporation is:

Suite 300, One Park Place 6148 Lee Highway Chattanooga, Tennessee 37421

6.	For Profit. The corporation is for profit.

7.

Liability of Directors. To the fullest extent permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director.

The corporation’s existence shall begin when this Charter is filed by the Secretary of State.

DATED this 2nd day of July, 1996.

/s/ Jeffery V. Curry
Jeffery V. Curry, Incorporator

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